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                                                                     Exhibit 5.1
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                 [LETTERHEAD OF KING & SPALDING APPEARS HERE]

                                 July 30, 1998


Weeks Realty, L.P.
4497 Park Drive
Norcross, Georgia 30093

   Re:  Weeks Realty, L.P. -- $100,000,000 Aggregate Principal
        Amount of 7-3/8% Notes due August 1, 2007
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Ladies and Gentlemen:

   We have acted as counsel for Weeks Realty, L.P., a Georgia limited partnership (the "Operating Partnership"), in connection with the registration on Form S-3 (the "Registration Statement') and the Prospectus Supplement, dated July 30, 1998 (the "Prospectus Supplement") which forms a part thereof (the "Prospectus") relating to the offer and sale of $100,000,000 aggregate principal amount of 7d% Notes due August 1, 2007 (the "Notes").

   In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

   We have assumed that the execution and delivery of, and the performance of all obligations under, each of the Indenture, dated as of March 20, 1998 (the "Initial Indenture"), and the First Supplemental Indenture, dated as of July 30, 1998 (the "First Supplemental Indenture," and, together with the Initial Indenture collectively referred to herein as the "Indenture"), between the Operating Partnership and State Street Bank and Trust Company, as trustee (the "Trustee"), has been or will be, as the case may be, duly authorized by all requisite action by the Trustee, and that each of the Initial Indenture and the First Supplemental Indenture has been or will be, as the case may be, duly executed and delivered by, and is or will be, as the case may be, a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its respective terms.
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State Street Bank and Trust Company
July 30, 1998
Page 2
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   This opinion is limited in all respects to the federal laws of the United
States of America and the laws of the State of Georgia and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

   Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

   1.  The Notes have been duly authorized; and

   2. Upon the issuance and sale thereof as described in the Prospectus Supplement and, when executed by the Operating Partnership and duly authenticated by the Trustee in accordance with the terms of the Indenture, the Notes will be (x) validly issued, (y) valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, and general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and (z) entitled to the benefits of the Indenture.

   This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Operating Partnership in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

   We consent to the filing of this Exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus and under the caption "Validity of Notes" in the Prospectus Supplement to the Prospectus.

                                    Very truly yours,

                                    /s/ King & Spalding